UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2025

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The Nasdaq Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The Nasdaq Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The Nasdaq Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2025, the Board of Directors (the “Board”) of T-Mobile US, Inc. (“T-Mobile”) appointed Srinivasan Gopalan as Chief Operating Officer (“COO”) of T-Mobile, effective as of March 1, 2025 (the “Effective Date”).

In connection with Mr. Gopalan’s appointment as COO, on January 27, 2025, T-Mobile entered into terms of employment (the “Agreement”) with Mr. Gopalan, which will become effective as of the Effective Date. Mr. Gopalan’s employment as COO under the Agreement will commence on the Effective Date and continue until terminated in accordance with the terms of the Agreement.

Pursuant to the Agreement, Mr. Gopalan is entitled to (i) an annual base salary equal to $1,000,000; (ii) an annual short-term cash incentive targeted at no less than $2,000,000 (with a maximum award equal to 200% of target), payable based on the attainment of pre-established performance goals; (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally by T-Mobile to its senior executives; (iv) company-paid or reimbursed tax preparation and financial planning services for calendar years 2025 and 2026 (capped at $50,000 per calendar year); (v) relocation assistance for costs associated with Mr. Gopalan’s relocation to the greater Bellevue, Washington area in accordance with the terms of T-Mobile’s Relocation Policy, subject to pro-rata repayment in the event that Mr. Gopalan’s employment is terminated by T-Mobile for “cause” or by Mr. Gopalan without “good reason” (each as defined in the Agreement) within 12 months following the Effective Date; and (vi) company-paid or reimbursed first-class round-trip airfare for Mr. Gopalan and his spouse and children for 24 months following the Effective Date (capped at 32 round-trip flights in the aggregate and grossed up for applicable taxes). Mr. Gopalan is also eligible for a one-time cash payment of $2,000,000 (the “Sign-On Payment”), payable on or within 60 days following the Effective Date and subject to pro-rata repayment in the event that Mr. Gopalan’s employment is terminated by T-Mobile for “cause” or by Mr. Gopalan without “good reason” within 12 months following the Effective Date.

In addition, pursuant to the Agreement, Mr. Gopalan will be entitled to annual long-term incentive awards (“LTI awards”) with a target grant-date value of not less than $9,500,000. In connection with his commencement as COO, on or within 10 days following the Effective Date, Mr. Gopalan will be granted a one-time award of restricted stock units (“RSUs”) under the T-Mobile 2023 Incentive Award Plan, with respect to a number of shares of T-Mobile common stock equal to (i) the estimated aggregate value of any phantom share awards granted to Mr. Gopalan prior to the Effective Date by Deutsche Telekom AG (“DT”) that are forfeited by Mr. Gopalan in connection with his commencement of employment with T-Mobile (such forfeited DT phantom share awards, the “Prior DT Awards”), based on the average closing price of an ordinary share of DT over the 30 calendar-day period ending five business days before (and the expected future performance of such Prior DT Awards as of) February 28, 2025, divided by (ii) the average closing price of T-Mobile common stock over the 30 calendar-day period ending five business days before the grant date. A percentage of the RSUs subject to the award will vest on each of March 1, 2026, March 1, 2027, March 1, 2028 and March 1, 2029 (with the percentage of RSUs eligible to vest on each such date determined based on the percentage of phantom shares subject to the Prior DT Awards scheduled to vest during the same calendar year), subject to Mr. Gopalan’s continued employment with T-Mobile through the applicable vesting date (except as otherwise described below or provided in the applicable award agreement).

Under the Agreement, Mr. Gopalan is also entitled to receive a cash payment (each, a “Match Payment”) on or within 60 days following each of May 27, 2025, May 18, 2026, May 13, 2027 and May 18, 2028 (each, a “Match Date”). The amount of each Match Payment will equal (i) the average closing price of an ordinary share of DT over the 30 calendar-day period ending five business days before the applicable Match Date, multiplied by (ii) the number of ordinary shares of DT released to Mr. Gopalan on such Match Date, subject to Mr. Gopalan’s continued employment with T-Mobile through the applicable payment date (except as otherwise described below).

The Agreement provides that if Mr. Gopalan’s employment is terminated by T-Mobile other than for “cause” or by Mr. Gopalan for “good reason,” then, subject to his timely execution and non-revocation of a release and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•	a lump-sum payment equal to two times the sum of (i) his then-current base salary plus (ii) his then-current target short-term incentive;

•	the Sign-On Payment, to the extent unpaid as of the termination date;

•	any earned, unpaid short-term incentive for the last completed fiscal year of T-Mobile preceding the termination date (a “Prior Year STI”);

•	a pro rata short-term incentive for the fiscal year in which the termination occurs (a “Pro-Rata STI”), based on actual performance results for such year;

•	with respect to Mr. Gopalan’s then-outstanding LTI awards, and notwithstanding anything to the contrary in the applicable award agreement(s):

•	full vesting of time-based LTI awards (including any RSUs); and

•	with respect to performance-based LTI awards (including any performance-based RSUs),

•

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the commencement of the applicable performance period in effect as of Mr. Gopalan’s termination of employment through the date of such termination, and the denominator of which is the number of days in the full performance period, will vest based on actual performance through the termination date; and

•

a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such award by (y) a fraction, the numerator of which is the number of days between the date of Mr. Gopalan’s termination of employment and the end of the applicable performance period in effect as of such termination, and the denominator of which is the number of days in the full performance period, will vest at the greater of target or actual performance as of such termination date;

•	company-paid health and dental benefit coverage for up to 18 months following such termination;

•	any then-unpaid Match Payments, payable on the applicable post-termination Match Dates (as described above); and

•	continued eligibility for T-Mobile’s employee mobile service discount program (the “Continued Mobile Discounts”).

In addition, if Mr. Gopalan’s employment is terminated due to his resignation without “good reason,” subject to his timely execution and non-revocation of a release and continued compliance with applicable restrictive covenants, he will continue to be paid any then-unpaid Match Payments on the applicable post-termination Match Dates (as described above).

The Agreement further provides that if Mr. Gopalan’s employment is terminated due to his death or disability, he will be entitled to receive the following:

•	any Prior Year STI;

•	a Pro-Rata STI, based on the greater of target or actual performance results for the fiscal year in which such termination occurs;

•	any then-unpaid Match Payments, payable on the applicable post-termination Match Dates (as described above);

•

the vesting of any LTI award or other equity award granted by T-Mobile will be governed by the terms of the applicable equity incentive plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other executive-level employees of T-Mobile;

•	the Sign-On Payment, to the extent unpaid as of the termination date; and

•	if such termination of employment is due to Mr. Gopalan’s disability, the Continued Mobile Discounts.

In addition, (i) the incentive compensation provided to Mr. Gopalan under the Agreement is subject to recovery by T-Mobile in accordance with T-Mobile’s Amended and Restated Executive Incentive Compensation Recoupment Policy or any other T-Mobile clawback or recoupment policy; and (ii) to the extent that any payment or benefit received by Mr. Gopalan pursuant to the Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Gopalan than receiving the full amount of such payments.

The Agreement also provides that T-Mobile will reimburse Mr. Gopalan for up to $50,000 in legal fees incurred by him in connection with the Agreement.

Item 7.01	Regulation FD Disclosure

On January 27, 2025, T-Mobile issued a press release announcing the appointment of Mr. Gopalan as the Chief Operating Officer of T-Mobile, effective as of March 1, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated January 27, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2025	T-MOBILE US, INC.

	By:	/s/ Mark Nelson
	Name:	Mark Nelson
	Title:	Executive Vice President and General Counsel